Exhibit 10.29
ADDENDUM TO EMPLOYMENT AGREEMENT

This Addendum to Employment Agreement (this “Addendum”) is made and entered into as of December 18, 2020 by and between Nikki Krishnamurthy (“Employee”) and Uber Technologies, Inc. (the “Company”), a Delaware corporation.

WHEREAS:

1.Employee and the Company entered into an Employment Agreement dated April 9, 2019 (the “Employment Agreement”).
2.Employee and the Company have agreed that the Employment Agreement will be amended according to the terms and conditions in this Addendum.
3.This Addendum is deemed to form an integral part of the Employment Agreement.

EMPLOYEE AND THE COMPANY AGREE AS FOLLOWS, EFFECTIVE DECEMBER 18, 2020:

Section 1(b) of the Employment Agreement is hereby amended in its entirety to read as follows:

“b. Principal Work Location. Effective April 1, 2020, your principal place of employment became the Company’s office located at 1191 Second Ave., Seattle, Washington.”
Except for the modifications in this Addendum, all other terms and conditions contained in the Employment Agreement will remain unchanged and shall be in full force and effect. Both this Addendum and the Employment Agreement shall be construed in accordance with and governed by the choice of law provisions set forth in the Employment Agreement. This Addendum may be executed by pdf or other electronic signature and by one or more counterpart signatures, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature Page Follows]

ACCEPTED AND AGREED:

\s1\	\s4\
/s/ Nikki Krishnamurthy	/s/ Dara Khosrowshahi
Nikki Krishnamurthy	Dara Khosrowshahi Chief Executive Officer Uber Technologies, Inc.

\d1\	\d4\
December 21, 2020	December 18, 2020
Date	Date
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